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                                                                    Exhibit 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement of our report dated April 14, 1995, relating to the financial statements of Futronix Corporation (dba Futronix Cable Depot) and to the reference to our Firm under the caption "Experts" in the Prospectus.


Weinstein Spira & Company, P.C.
Houston, Texas

September 3, 1996